UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)       July 10, 2008

EXLSERVICE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)
001-33089	82-0572194
(Commission File Number)	(I.R.S. Employer Identification No.)

350 Park Avenue New York, New York	10022
(Address of principal executive offices)	(Zip Code)

(212) 277-7100
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On July 10, 2008, ExlService Holdings, Inc. (the “Company”) entered into agreements with affiliates of Aviva, one of the Company’s largest customers, pursuant to which Aviva (i) exercised its previously disclosed transfer option under the Company’s agreements with Aviva to purchase the shares of our subsidiary Noida Customer Operations Private Limited (“NCOP”), which operates one of our facilities in Pune, India, and (ii) agreed to certain amendments to its existing agreements with the Company. The material terms of such agreements are discussed below.

Share Purchase Agreement

The Company entered into a Share Sale and Purchase Agreement (the “Share Purchase Agreement”) with Aviva Global Services Singapore Pte Ltd (“AGSS”) that obligates the Company to procure the sale by exlservice.com (India) Private Limited (“ExlService India”), a wholly-owned subsidiary of the Company, of all of the capital shares of NCOP to AGSS for an amount in cash that approximates the net asset value of the Pune facility that NCOP operates on the date of transfer. The anticipated date of transfer of such facility to Aviva is expected to be August 11, 2008.

The Share Purchase Agreement contains customary representations, warranties and indemnities from the parties, including a covenant by the Company to work with AGSS to prepare for the introduction of new operation and management procedures at NCOP in connection with the transfer.

Deed of Settlement

The Company also entered into a Deed of Settlement (the “Deed”) with Norwich Union Insurance Limited (“NUI”), Aviva International Holdings Limited (“AIH”), AGSS, ExlService India and NCOP relating to the services that the Company provides for Aviva from its operations in Noida. The Deed amends the terms of the Insurance Service Framework Agreement (“ISFA”) and the Virtual Shareholders Agreement (the “VSA”) between the parties. The Deed amended the ISFA and the VSA to remove clauses prohibiting both AGSS and the Company from carrying out certain activities relating to outsourcing within the insurance industry.

In addition, the Deed amends the ISFA to extend its term until February 1, 2012 and to establish the minimum annual commitment for the existing insurance services covered thereunder during the extension period.

The parties also agreed to work together to agree on further amendments to the ISFA, including adding new step-in provisions, amending pricing-related provisions and moving from a work order structure to a master services agreement.

The parties also novated the ISFA to Aviva Global Services (Management Services) Private Limited, a Singapore company that is indirectly wholly owned by Aviva, and waived and settled any potential actions arising out of the negotiations leading up to the transaction and any potential historic claims under the existing restrictive covenants.

ITEM 8.01.	OTHER EVENTS.

On July 10, 2008, the Company issued a press release announcing the agreements discussed in Item 1.01 hereto. A copy of the press release referred to above is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits
99.1 Press Release dated July 10, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  July 16, 2008

EXLSERVICE HOLDINGS, INC. (Registrant)
By:	/s/ Matt Appel
Name: Matt Appel Title: Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
99.1	Press Release dated July 10, 2008